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                                                                   EXHIBIT 99.1
CHOICE ONE
COMMUNICATIONS


CHOICE ONE CONTACT:
Phil Yawman
Executive Vice President
Phone:  (585) 530-2604
pyawman@choiceonecom.com

CHOICE ONE COMMUNICATIONS ANNOUNCES STEPS
TO ENHANCE ITS OPERATIONAL EFFICIENCY


         ROCHESTER, New York - Sept. 23, 2004 - Choice One Communications:

         o Takes series of actions to reduce costs and enhance the efficiency of its back-office and sales operations

         o Staff moves will not affect client services, which continue without interruption in all 29 metropolitan areas Choice One serves

         o Plans for previously announced financial restructuring remain on track

         o Goal of all actions is to remain a premier telecommunications provider both operationally and financially

         Choice One Communications (OTCBB: CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet solutions, to clients in 29 Northeast and Midwest markets, today announced a series of operational actions to reduce costs and enhance the efficiency of its back-office and sales operations.

         The actions do not affect either client service personnel or client services, which continue without interruption. The Company believes that as a result of the operational actions, and of the Company's planned financial restructuring, Choice One will be well-positioned strategically, operationally and financially for long-term strength and success.

         The Company said that its previously announced plans to pursue a financial restructuring through a "prepackaged" chapter 11 proceeding remain on track, with the filing expected to occur later this month or in early October and to be completed by year end. As indicated in the Company's August 2 announcement, Choice One expects its financial restructuring to substantially reduce the Company's debt, strengthen its balance sheet, and increase its liquidity.

         "We are determined to take the steps necessary to enable Choice One to remain a premier provider of telecommunications services both operational and financially," said Steve Dubnik, Chairman


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and Chief Executive Officer. "The actions we are taking today will significantly improve our operational efficiency while enhancing our ability to continue to provide outstanding service to our clients."

         Among the steps taken today are the following:

         o The implementation, companywide, of a more efficient, team-based provisioning process to reduce the interval between new client orders and the initiation of service, increase accuracy, and reduce costs. Reflecting the operating efficiencies created by this new provisioning process, which Choice One has successfully tested over the past two months, a limited number of back-office positions will be eliminated, and it is anticipated that certain back-office staff currently located in the Company's regional headquarters in Grand Rapids, Mich., will be moved to the Company's headquarters in Rochester, N.Y.

         o A shift in marketing model, in seven of the Company's 29 markets, from direct sales by Choice One personnel to the use of independent sales agents and the associated elimination of Company-owned sales offices. The markets involved include Columbus, Oh., Evansville, Ind., Hartford, Conn., New Haven, Conn., Indianapolis, In., Kalamazoo, Mich., and Springfield, Mass. There, as elsewhere, Choice One will continue to provide service to both existing and new clients exactly as before. Beyond the sales positions eliminated in these seven markets, the Company expects to eliminate few if any sales positions in the 22 other Choice One markets.

         No changes are currently planned for the Company's regional headquarters in Green Bay, Wis., which is primarily a call center responding to client inquiries across all of its markets.

         The operational actions announced today are expected to result in an approximately 14 percent reduction in the Company's staffing level organization-wide, to approximately 1,200 from a total of approximately 1,400 colleagues as of June 30, 2004. As a result of planned job transfers from Grand Rapids to Rochester under the operational restructuring, however, it is anticipated that staff levels at the Company's corporate headquarters in Rochester will increase.

         "After an intensive operational review process in preparation for our planned financial restructuring, we have aggressively and comprehensively pursued the operational actions announced today. I am confident that the operational steps we have taken, combined with the financial restructuring we are in the process of implementing, will make us a stronger and better company," Mr. Dubnik said.


                                     (more)


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ABOUT CHOICE ONE COMMUNICATIONS

         Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB: CWON) is a leading Integrated Communications Provider offering voice and data services including Internet solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One reported $323 million of revenue in 2003, and provides services to more than 100,000 clients.

         Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany, Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.

         For further information about Choice One (including additional information about our financial restructuring), visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believe", "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of Choice One Communications Inc. ("the Company"). These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, availability of significant operating cash flows, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the Company's business, changes in the competitive climate in which the Company operates, the emergence of future opportunities, and the Company's ability to complete a financial restructuring, all of which could cause actual results and experiences to vary significantly from the Company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, Registration No. 000-29279, filed with the Securities and Exchange Commission on March 30, 2004.

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